Exhibit 10.12

Agreement between Hemox/EC
Page 1

June 20, 2003

Mr. Bruce N. Barron, CEO
Hemoxymed, Inc.
50 Lakeview Pkwy, Suite 111
Vernon Hills, IL 60061


Dear Bruce:

This letter will confirm the following agreement and understanding between Hemoxymed, Inc. and its subsidiaries (HEMOX) and Equity Communications, LLC, its affiliates and assigns (EC) with respect to the following:

1.) HEMOX shall retain EC and EC agrees to be retained by HEMOX as its Financial Public Relations Counsel for a period of one (1) year
       commencing   June  30,  2003  and  ending  on  June  30,  2004.  A  total professional fee of Seventy-two Thousand ($72,000) Dollars shall be payable for the one (1) year services, which payments shall be due in increments of Six Thousand ($6,000) Dollars per month, subject to the following:

       (1a.) No payment shall be due until an initial funding of at least $1,000,000 is received by HEMOX. Upon such initial funding of at least one million dollars to HEMOX from any investment or loan source, an amount equal to Six Thousand ($6,000) Dollars for each month of unpaid services rendered by EC from June 30, 2003 under this Agreement shall be paid to EC.

2.) This Agreement may be terminated by either party upon presentation of 10 days written notice effective as of October 31, 2003.

       (2a) If this agreement is not terminated by either party on or about October 31, 2003, it shall automatically continue for the entire term of this Agreement ending June 30, 2004.

3.) In addition to the compensation described in paragraph one above, HEMOX agrees to grant to EC and/or its assigns a non-qualified stock option (the "Option") to purchase eight hundred thousand (800,000) HEMOX common shares, at a price of twenty cents ($.20) per share, as compensation for services rendered.

       (3a) The Option shall be vested beginning June 30, 2003, according to the following understanding:

       The obligation of HEMOX to vest the Option shares or any portion thereof shall be the continuing effectiveness of this Agreement without cancellation as set forth in paragraph 2 above. If this Agreement is terminated effective October 31, 2003, then on November 1, 2003, 266,000 of the Option shares shall be vested. If this agreement is not terminated on or about October 31, 2003, then all 800,000 of the Option shares shall be vested.


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Agreement between Hemox/EC
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       (3b) In the event that HEMOX signs a  definitive  agreement to merge with another company and/or to be acquired or purchased, then all option shares shall immediately become fully vested as of that date.

       (3c) The Option shall be exercisable for a period of five years beginning June 30, 2003, and ending June 30, 2008.

       (3d) In the event the shares underlying the Option are not currently registered with the SEC, HEMOX agrees to include these shares in its next registration statement at the earliest possible date, and to register the underlying shares at no cost to EC.

       (3e) HEMOX shall deliver a document to EC that reflects the terms and conditions of the Option, as described in (3a) - (3d) above before close of business July 30, 2003.

4.) HEMOX agrees to reimburse EC for expenses incurred on the Company's behalf. EC agrees to spend no more than $600 on any one project without the personal approval of an authorized officer of HEMOX.

       (4a) The following items will be routinely rebilled to HEMOX: long distance telephone charges, travel, postage, fax, photocopying, messenger and courier services, and editorial meals. The following items, which would require EC to utilize outside venders and/or supervise the work of others, (which HEMOX does not at the present time expect to need) would, if required and authorized in writing or by e-mail, be rebilled to the Company including a standard service fee of 17.64%: printing, production, package distribution, mailing list development and maintenance, art work, consultants, photography, copy writing (e.g. annual report) and visual presentations.

       (4b) Invoices shall be submitted by EC on the first day of each month and are due and payable by HEMOX on the fifteenth day of that month.

5.) Where possible, transportation arrangements involving service for HEMOX will be made by a travel agent designated by the Company, and such transportation will be billed directly to HEMOX by the agent. In the event Mr. Weingarten or Mr. Chizzik must fly cross-country utilizing red-eye service, they shall be entitled to fly business class, or first class if business class is not available using the least possible airfare, such as frequent flyer upgrades, etc.

6.) EC, in consideration of the remuneration stated above, agrees to provide comprehensive public relation services for HEMOX, to include introductions to various security dealers, investment advisors, market makers, institutional investors, and members of the financial community; introductions as well to analysts who have the appropriate background and


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Agreement between Hemox/EC
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       expertise to cover HEMOX;  advice as may be requested by management  with respect to the capital structure of the company and how best to position HEMOX as a financial product for Wall Street; preparation of press releases, shareholder letters and reports as appropriate and as requested and approved by management; responding to shareholder inquiries; and introductions as may be requested by HEMOX to appropriate investment bankers and others in the financial community who may be in a position to assist the Company in accomplishing its distribution and fund raising objectives.

Cooperation by both parties to ensure uninterrupted communications is presumed. HEMOX agrees to keep EC continuously informed of its progress; to supply information necessary to produce releases, letters, and reports in a timely manner; and to review such documents for accuracy and completeness before their dissemination to the public.

7). Representations and Procedures:

       (7a) Each person executing this Agreement has the full right, power, and authority to enter into this Agreement on behalf of the party for whom they have executed this Agreement, and the full right, power, and authority to execute any and all necessary instruments in connection with this Agreement, and to fully bind such party to the terms and conditions and obligations of this Agreement.

       (7b) This Agreement, together with any and all exhibits, shall constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and written agreements and discussions between or among any of them. The parties hereto acknowledge and agree that there are no conditions, covenants, agreements and understandings between or among any of them except as set forth in this Agreement. This Agreement may be amended only by a further writing signed by all parties hereto.

       (7c) Venue, in the event of litigation shall be in the State of California, County of Santa Barbara or in the State of Illinois, County of Lake. The losing party agrees to pay all reasonable legal costs of the prevailing party, including attorney's fees up to a maximum of $6,000.

       (7d) HEMOX hereby agrees and consents at its sole cost and expense to indemnify, and hold EC (and Ira Weingarten, Steve Chizzik personally) harmless from liability arising out of any legal or administrative action in which EC (and Ira Weingarten, Steve Chizzik personally) is named and/or which is brought against EC which directly or indirectly arises out of any misstatement or omission of a material fact in any information, verbal representation, or written documentation furnished to EC by HEMOX, which is incorporated, relied upon, or is utilized in any manner by EC in


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Agreement between Hemox/EC
Page 4


       drafting press releases and/or other financially and publicly oriented communications.

       EC agrees and consents at its sole cost and expense to indemnify and hold harmless HEMOX, and its officers, directors, agents, affiliates and principal stockholders, from liability arising out of any legal or administrative action in which HEMOX or any such persons are named and/or which is brought against HEMOX or any such person, and which directly or indirectly arises out of any misstatement or omission of a material fact in any information, verbal representation or written documentation concerning HEMOX furnished by EC to any third party unless such information, verbal representation or written documentation was supplied or conveyed by HEMOX and furnished by EC without knowledge of such misstatement or omission.

       (7e) This Agreement may be executed either as a single document or in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Execution of this Agreement by facsimile signature shall be acceptable, and each party agrees to provide the original executed pages to the other party within 10 days.

       (7f) Any notice required to be given pursuant to this agreement shall be deemed given and served when such notice is deposited in the United States Mail, first class, certified or registered, and addressed to the principal offices of the parties as they appear on this Agreement, unless a written change of address notification has been sent and received.



Sincerely yours,




Equity Communications
By Ira Weingarten
President

Accepted by:


By                                                                      , Client
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   Signature                                  Title


Date: _______________________ , 2003